[Excerpts from Minutes of Meeting of Board of Directors July 17, 1998]

                            AMENDMENT TO SUPPLEMENTAL
                        SENIOR EXECUTIVE RETIREMENT PLAN
         Mr. Coker next referred to the recommendation of the Organization and Compensation Committee that the Company's Supplemental Senior Executive Retirement Plan (the "Plan") be amended and reviewed the details of the proposed amendment. He stated that, under ARTICLE VIII AMENDMENT AND TERMINATION, the Company has the right to amend the Plan. He stated that the Plan needed to be amended to provide for early retirement at age 55 instead of age 60, to make the Plan more consistent with other Company plans.
         An Amendment Two to the Plan was presented to the Board. Amendment Two was marked as Exhibit F to the minutes of the Board of Directors meeting and filed with and made a part of the minutes of the meeting. Amendment Two will allow early retirement at age 55 instead of age 60. Whereupon, after discussion and upon motion duly made and seconded, it was unanimously:

          RESOLVED, that Amendment Two to the Plan substantially in the form of Exhibit F to the minutes of this meeting, with such changes, if any, as the officers of the Company may deem advisable, be, and the same hereby is, ratified; and further

          RESOLVED, that the officers of the Company be, and hereby are, fully authorized and empowered to do any and all things and to take any and all actions in their judgment necessary or desirable in order to fully carry out, perform and make effective the matters and things covered by the foregoing resolution and the purposes and intent thereof.


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                                                           EXHIBIT___ TO
                                                           BOARD OF DIRECTORS
                                                           MEETING MINUTES




                                  AMENDMENT TWO
                                       TO
                  SUPPLEMENTAL SENIOR EXECUTIVE RETIREMENT PLAN
                                       OF
                         CAROLINA POWER & LIGHT COMPANY


         Pursuant to ARTICLE VIII AMENDMENT AND TERMINATION of the Supplemental Senior Executive Retirement Plan of Carolina Power & Light Company, as amended and restated September 21, 1994, and as subsequently amended by Amendment One effective July 1, 1997 (the "Plan"), the Board of Directors hereby further amends the Plan. The following changes to the Plan shall become effective on July 17, 1998.

1. In the third line of Section 4.02(a) of ARTICLE IV RETIREMENT BENEFITS, replace the phrase "after his attainment of age sixty (60) but prior to his Normal Retirement Date" with the phrase "after his attainment of age fifty-five
(55) but prior to his Normal Retirement Date."

2. In the third line of Section 5.03 of ARTICLE V PRE-RETIREMENT DEATH BENEFITS, replace the phrase "after attaining age sixty (60) with ten (10) or more years of Service" with the phrase "after attaining age fifty-five (55) with ten (10) years of Service."

3. In the second line of Section 6.04(a) of ARTICLE VI SEVERANCE BENEFITS, replace the phrase "who dies after attaining age sixty (60)" with the phrase "who dies after attaining age fifty-five (55)."

         Except as amended herein, the Supplemental Senior Executive Retirement Plan of Carolina Power & Light Company shall continue in full force and effect.